Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 30, 2024, with respect to the combined financial statements of the Studio Business of Lions Gate Entertainment Corp. included in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-280132) and related Prospectus of Lionsgate Studios Corp. for the registration of 4,210,000 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

June 26, 2024